UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2014

ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2014, the Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”) promoted Paula Adams, Ph.D. to serve as the Company’s Senior Vice President, Global Regulatory Affairs and Compliance.  Dr. Adams has served as our Vice President, Regulatory Affairs and Compliance since January 2012.  Prior to joining us, Dr. Adams served as Vice President, Regulatory Affairs and Quality Assurance of OXiGENE, Inc., a biopharmaceutical company, from December 2011 to January 2012 and as Senior Director, Regulatory Affairs and Quality Assurance from August 2009 to December 2011.  Previously, Dr. Adams was with Anesiva from 2007 to 2009 and with SkyePharma (now known as Pacira Pharmaceuticals, Inc.) from 2002 to 2007, served as Senior Director, Regulatory Affairs and Quality Assurance at both pharmaceutical companies.  Dr. Adams holds a B.A. in natural sciences from John Hopkins University, Baltimore and a Ph.D. in toxicology from University of North Carolina, Chapel Hill.

Also on March 25, 2014, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Steven B. Engle to serve on the Board as a Class II director.

Mr. Engle has served as the Chief Executive Officer of Averigon Consulting, an advisory firm to the life sciences industry, since 2011.  Prior to Averigon, he was the Chairman , Chief Executive Officer and President of XOMA Corporation, a public biotechnology company.  Prior to Xoma Corporation, Mr. Engle was Chairman and Chief Executive Officer of La Jolla Pharmaceutical Company, a publicly-traded company which discovered the biology of B-cell tolerance and developed the first B-cell toleragen for patients with lupus and received an approvable letter from the FDA. Prior to La Jolla Pharmaceuticals Company, Mr. Engle served as the Vice President of Marketing for Cygnus, a drug delivery company, where he helped gain FDA approval of and launch Nicotrol for smoking cessation.  Mr. Engle is a member of the Board of Directors of BayBio and has served on the board of the Lupus Foundation of America.  Mr. Engle holds a MSEE and BSEE, each from the University of Texas at Austin.

Mr. Engle has been appointed to the Nominating and Corporate Governance Committee.

Also on March 25, 2014, James Healy, M.D., Ph.D., resigned from the Board effective on that date.

Also on March 25, 2014, the Board, upon the recommendation of the Compensation Committee, approved the payment of a portion of annual bonuses earned in respect of 2013 performance in the form of Stock Options and Restricted Stock Units, for certain of the Company’s employees, including certain of the Company’s named executive officers, as part of its annual review of compensation.  The Stock Option approved for such named executive officers are as follows:

Named Executive Officer	Stock Options	Restricted Stock Units
Paul F. Truex, President and Chief Executive Officer	18,440	3,864
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	12,871	3,864
Debra Odink, Ph.D., Senior Vice President and Chief Technology Officer	10,070	3,864
May Liu, Senior Vice President, Finance and Administration	6,745	3,625
Paula Adams, Senior Vice President, Regulatory Affairs and Compliance	5,592	3,818

Also on the that date the Board, upon the recommendation of the Compensation Committee, approved an increase to Dr. Adams’ base salary from $240,000 to $260,000 in connection with her promotion to Senior Vice President, Global Regulatory Affairs and Compliance, effective April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
Principal Accounting Officer and Senior Vice
President, Finance and Administration